EXHIBIT 23.4

                                  May 30, 2003

Capitol Bancorp Limited
200 Washington Square North, 4th Floor
Lansing, Michigan  48933

     RE: BLACK MOUNTAIN COMMUNITY BANK

Ladies and Gentlemen:

     JMP Financial, Inc. hereby consents to your including a copy of the fairness opinion in the proxy statement/prospectus with regards to Black
Mountain Community Bank and to the reference to this firm in the proxy statement/prospectus as financial advisor to Black Mountain Community Bank and under the caption "Opinion of Financial Adviser".

                                        Very truly yours,

                                        /s/ John Palffy
                                        ----------------------------
                                        John Palffy
                                        President